Exhibit 10.84

Silicon Valley Bank

Amendment to Loan Documents

Borrower:             Proxim Corporation

Dated as of:           May 9, 2005

This Amendment to Loan Documents is entered into between Silicon Valley Bank (“Bank”) and the borrower named above (“Borrower”), with reference to the following facts:

Bank and the Borrower are parties to the following: the Loan and Security Agreement between them, dated December 27, 2002 (the “Loan Agreement”), the Accounts Receivable Financing Agreement dated June 13, 2003 (the “Accounts Agreement”), the Amended Overadvance LC Rider dated October 31, 2003 to the Accounts Agreement (as amended from time to time, the “Overadvance LC Rider”), and the documents, instruments and agreements relating thereto (with the Loan Agreement, the Accounts Agreement, and the Overadvance LC Rider, and as may be amended from time to time, collectively, the “Loan Documents”). (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Accounts Agreement.)

Effective as of the above referenced date, the parties agree as follows:

1.             Delete Financial Covenants.  Section 6.2 (O) of the Accounts Agreement entitled “Financial Covenants” is hereby deleted from the Accounts Agreement.

2.             Delete Overadvance LC Facility.  The parties agree that no further Overadvance LCs will be issued. Concurrently and at all times hereafter, Borrower shall cause all outstanding Letters of Credit to be secured by cash in an amount equal to the greater of (i) 105% of the total face amount of all outstanding Letters of Credit, or (ii) $100,000 plus 100% of the total face amount of all outstanding Letters of Credit; and Borrower shall execute and deliver Bank’s standard form cash pledge agreements in connection therewith, and shall cause the same to continue in full force and effect for so long as there is any liability or obligation on the part of the Bank relating to the Letters of Credit.

3.             Representations True.  Borrower represents and warrants to Bank that all representations and warranties set forth in the Accounts Agreement, as amended hereby, and the other Loan Documents (other than the Loan Agreement, the representations in which were replaced by those in the Accounts Agreement) are true and correct.

4.             General Provisions. This Amendment, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Overadvance LC Rider, and all other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Overadvance LC Rider as of the date first above written.

Borrower:		Bank:

PROXIM CORPORATION		SILICON VALLEY BANK

By	/s/ Michael Angel	By	/s/ Maria Fisher Leaf
	President or Vice President	Title	Senior Vice President

CONSENT

Each of the undersigned acknowledges that its consent to the foregoing Amendment is not required, but the undersigned nevertheless do hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

Proxim Wireless Networks, Inc.		Wirelesshome Corporation

By	/s/ Michael Angel	By	/s/ Michael Angel
Name	Michael Angel	Name	Michael Angel
Title	EVP & CFO	Title	EVP & CFO

Proxim International Holdings, Inc.

(formerly Western Multiplex International

Holdings, Inc.)

By	/s/ Michael Angel
Name	Michael Angel
Title	EVP & CFO